Exhibit 10.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (“Agreement”) dated as of January , 2007, is entered into by and among U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee” and in its capacity hereunder as trustee, “Subordinated Creditor”), MONOGRAM BIOSCIENCES, INC., a Delaware corporation (the “Company”), and PFIZER INC., a Delaware corporation (the “Senior Creditor”).

RECITALS

A. The Company and the Senior Creditor have entered into that Collaboration Agreement dated as of May 5, 2006, as amended, restated, supplemented or otherwise modified from time to time, and in connection therewith entered into a Note Purchase Agreement of even date therewith (the “Senior Note Purchase Agreement”) pursuant to which the Company issued its 3% Senior Secured Convertible Notes due May 19, 2010 in the aggregate principal amount of $25,000,000 (the “Senior Note”) evidencing the loan of such funds to the Company .

B. The Company entered into a Securities Purchase Agreement dated as of January 11, 2007 with Highbridge International LLC (as such Securities Purchase Agreement may be amended, restated, supplemented or otherwise modified in accordance herewith from time to time, the “Securities Purchase Agreement”) and the Company and Subordinated Creditor are concurrently herewith entering into that Indenture (as such Indenture may be amended, restated, supplemented or otherwise modified in accordance herewith from time to time, the “Indenture”) pursuant to which the Company will issue 0% Convertible Senior Unsecured Notes due 2026, in the aggregate original principal amount of $30,000,000 (the “Securities”).

C. The terms of the Senior Note permit the Securities to be issued provided that the Securities are subordinated to the Senior Note and the other Senior Debt (as defined below) in form and substance reasonably satisfactory to the Senior Creditor.

D. It is a condition precedent to the Senior Creditor’s willingness to consent to terms of subordination of the Securities that the Subordinated Creditor on behalf of the Holders (as defined below) enter into this Agreement with the Senior Creditor.

E. To induce the Senior Creditor to consent to the terms of subordination of the Securities, the Holders have agreed to subordinate, on the terms and in the manner set forth below, the repayment of the Securities to the payment and performance in full of the Senior Debt (as defined below).

F. The Senior Creditor and the Subordinated Creditor, on behalf of each Holder, desire to set forth their respective rights with respect to the obligations, liabilities and indebtedness now or hereafter owing to each of them by the Company.

Agreement

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the Company, the Senior Creditor and the Subordinated Creditor, on behalf of each holder of Securities, hereby agrees as follows:

1. DEFINITIONS. Unless otherwise defined herein, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered.

“Indenture” has the meaning given that term in the Recitals.

“Liquidated Damages” has the meaning given that term in the Indenture.

“Maximum Senior Debt Amount” means, at any time, (a) [$25,000,000] less (b) the aggregate principal amount of repayments or prepayments of Senior Debt, other than any such repayment or prepayment made in connection with a refinancing of the Senior Debt.

“Officers’ Certificate” has the meaning given that term in the Indenture.

“Paying Agent” has the meaning given that term in the Indenture.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any other entity.

“Redemption Price” has the meaning given that term in the Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 11, 2007, between the Company and the Buyer (as defined therein), as such agreement may be amended from time to time.

“Repurchase Price” has the meaning given that term in the Indenture.

“Responsible Officer” has the meaning given that term in the Indenture.

“Secured Obligations” has the meaning given that term in the Senior Note Security Agreement.

“Senior Debt” means the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceedings, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under, the Senior Note and the other Secured Obligations (including by any pledge, lien or security interest of collateral with respect thereto), as such Secured Obligations may be amended, modified or supplemented from time to time, including any deferrals, renewals, extensions, refinancings or refundings thereof; provided, however, that Senior Debt shall exclude the aggregate outstanding principal amount of indebtedness incurred pursuant to the Senior Debt Documents that cause the total aggregate principal amount thereof to exceed the Maximum Senior Debt Amount at the time such indebtedness is incurred, together with any interest, fees, expenses and any other obligations directly attributable to such excess principal amount.

“Senior Note” has the meaning set forth in the Recitals.

“Senior Note Documents” means the Senior Note, the Senior Note Purchase Agreement, and the Senior Note Security Agreement, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Note Purchase Agreement” has the meaning set forth in the Recitals.

“Senior Note Security Agreement” means that Note Security Agreement dated as of May 5, 2006 by and between the Company and the Senior Creditor.

“Subordinated Debt” means and includes all liabilities owing to the Subordinated Creditor and the Holders under the Subordinated Note Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, costs (including legal fees and disbursements) and other reimbursement and indemnity obligations under the Subordinated Note Documents but excluding reasonable and customary out-of-pocket expenses and obligations owing to Trustee in its individual capacity as trustee. For the avoidance of doubt, it is agreed and acknowledged that any Subordinated Debt incurred pursuant to or in connection with any amendment, restatement, supplement or modification of the Subordinated Note Documents prohibited by this Agreement shall, notwithstanding anything to the contrary herein, constitute “Subordinated Debt” hereunder subject to the provisions hereof.

“Subordinated Debt Event of Default” means the occurrence of any event of default under any Subordinated Note Document permitting the Subordinated Creditor or any holder of the Subordinated Debt to accelerate the maturity of the obligations under the Securities.

“Subordinated Note Documents” means collectively, the Securities Purchase Agreement, the Indenture, the Notes, the Registration Rights Agreement and any and all guarantees directly or indirectly guaranteeing any Subordinated Debt of the Company to the Holders and the Subordinated Creditor under any of the foregoing, whether now existing or hereafter created, as each may be amended, restated, supplemented or otherwise modified in accordance with this Agreement from time to time.

“Warning Notice” means a written notice by the Subordinated Creditor or any Holder indicating its or their intention to accelerate all or any portion of the Subordinated Debt or exercise any of their remedies with respect to all or any portion of the Subordinated Debt, delivered to the Senior Creditor at least one Business Day (as defined in the Senior Note) prior to such proposed date of acceleration or exercise of remedies, provided that that none of the following shall be deemed a Warning Notice: (i) notice by any Noteholder (as defined in the Indenture) to the Company requesting delivery of share certificates pursuant to the third paragraph of Section 15.2 of the Indenture and, (ii) any action taken by the Subordinated Creditor pursuant solely to clause (b) of the proviso of Section 4(a) of the Subordination Agreement and any notice in respect thereof (iii) any action taken by the Subordinated Creditor solely for the specific performance by the Company of its obligation to issue shares of common stock in accordance with the Indenture and any notice in respect thereof and (iv) a Notice of Default (as defined in the Indenture) delivered to the Company pursuant to and solely for the purpose set forth in clauses (d), (f), (i) and (j) of Section 7.1 of the Indenture.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

2. AGREEMENT TO SUBORDINATE.

The Company covenants and agrees, and the Subordinated Creditor agrees on behalf of each Holder that all Securities shall be issued subject to the terms of this Agreement; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The Subordinated Debt shall, to the extent set forth herein (including without limitation, Section 3 hereof), be subordinated in right of payment to the prior payment in full, in cash, of all amounts that constitute Senior Debt. The payment of the principal and Accreted Value of, interest and premium, if any, on and any and all fees, Extension Fees, Liquidated Damages, Share Delivery

Damages and other payments with respect to all Subordinated Debt (including, but not limited to, the Redemption Price and Repurchase Price) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment of all Senior Debt, whether outstanding at the date of the Indenture or thereafter incurred, in full in cash or payment satisfactory to the holders of Senior Debt. Upon the final maturity of any Senior Debt or upon the acceleration thereof, neither the Company nor any Person acting on its or their behalf, may make any payment or distribution of any kind or character on, or in respect of, any Subordinated Debt, or acquire any Subordinated Debt for cash or property or otherwise, and neither the Subordinated Creditor nor the Holders shall receive or accept any of the foregoing without the prior written consent of the Senior Creditor, unless and until the Senior Debt has been paid in full.

No provision of this Agreement shall prevent the occurrence of any Default or Event of Default (as each such term is defined in the Indenture) under the Indenture as defined therein.

3. PAYMENT TO HOLDERS.

(a)(i) The Company shall not (A) pay (whether through payment, prepayment, purchase, repurchase, redemption, defeasance or otherwise) all or any portion of the principal, Accreted Value (as defined in the Indenture) of, or premium on the Subordinated Debt or (B) pay any Repurchase Price or Redemption Price, (ii) no prepayment, purchase, repurchase, redemption or other acquisition of the Subordinated Debt shall occur, (iii) no deposit in respect of any of the foregoing shall be made under the Indenture, and (iv) the Subordinated Creditor and Holders shall not receive or accept (by way of set-off or otherwise) any payments in respect of any of the foregoing, prior to the payment in full of all Senior Debt. Nothing in this clause (a) shall prohibit the payment of Extension Fees, Liquidated Damages, Share Delivery Damages (each as required by and defined in the Indenture) and/or liquidated damages or penalties of similar nature required by the Subordinated Note Documents (collectively, the “Restricted Indenture Payments”) up to a maximum aggregate amount of $1,000,000 during the term of this Agreement and (ii) cash in respect of fractional shares upon conversion (together with the Restricted Indenture Payments, collectively, the “Specified Payments”). For the avoidance of doubt, until the Senior Debt has been paid in full no Restricted Indenture Payment shall be made if such Restricted Indenture Payments, collectively with Restricted Indenture Payments already paid, in the aggregate would exceed $1,000,000, and all such Restricted Indenture Payments shall be subject to this Section 3(a).

(b) The Company shall not make any payment of any other kind or character on or with respect to the Subordinated Debt (including, but not limited to, any of the Specified Payments), and no deposit shall be made under the Indenture in respect of the Subordinated Debt at a time when such deposited amounts would not otherwise be permitted under this Agreement in respect of the conversion of the Subordinated Debt if:

(i) a default in the payment of any Senior Debt occurs and is continuing, unless and until such default shall have been cured or waived by the appropriate holders of the Senior Debt or shall have ceased to exist; or

(ii) a default, other than a payment default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt to accelerate the maturity of all or any portion of such Senior Debt (or would permit such holders to so accelerate with the giving of notice or the passage of time or both) and the Subordinated Creditor receives a notice of the default (a “Payment Blockage Notice”) from a Senior Creditor or the Company;

provided that the Subordinated Creditor shall not be prohibited from receiving payments on the Subordinated Debt by operation of Section 3(b)(ii) for more than an aggregate of 179 days within any 360 day period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Subordinated Creditor (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice, whether or not within a period of 360 consecutive days. This Section 3(b) shall be subject to the further provisions of Section 9 below.

(c) Unless this Agreement otherwise prohibits payments on or distributions in respect of the Subordinated Debt at the time of such payments or distributions, the Company shall resume such payments on the Subordinated Debt:

(i) in the case of a default referred to in clause (b)(i) above, on the date upon which the default is cured or waived by the requisite holders of Senior Debt or otherwise ceases to exist, or

(ii) in the case of a default referred to in clause (b)(ii) above, on the earliest to occur of (i) the date on which such default is cured or waived or otherwise ceases to exist, (ii) 179 days after the date on which the applicable Payment Blockage Notice is received by the Subordinated Creditor, and (iii) the date such payment blockage period shall have been terminated by written notice to the Company or the Subordinated Creditor from the Senior Creditor; provided, that if the maturity of such Senior Debt has been accelerated no payment may be made on the Subordinated Debt until such default is cured or waived or such Senior Debt is discharged or paid in full.

(d) Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payment satisfactory to the Senior Creditor, before any payment is made on account of the principal of, or premium, if any, on the Subordinated Debt (including, but not limited to, the Redemption Price or Repurchase Price); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Subordinated Creditor would be entitled (other than Permitted Junior Securities), shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Subordinated Creditor under the Indenture if received by them or it, directly to the holders of Senior Debt, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders or to the Subordinated Creditor.

(e) As used herein, the term “Permitted Junior Securities” means, for purposes of this Agreement, so long as the effect of any exclusion employing this definition is not to cause the Subordinated Debt to be treated in any case or proceeding or similar event described in this Section 3 as part of the same class of claims as the Senior Debt or any class of claims pari passu with, or senior to, the Senior Debt, for any payment or distribution),

(i) debt securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment in any such case, proceeding or similar event referred to in this Section 3 above, so long as such debt securities:

(1) are subordinated at least to the same extent that the Subordinated Debt is subordinated to the payment of all Senior Debt and are otherwise permitted by the terms of the Senior Debt;

(2) are unsecured and not guaranteed by any entity that is not also a guarantor of the Senior Debt;

(3) have no maturity, amortization, sinking fund, repayment or similar payment earlier than the final maturity of all Senior Debt then outstanding (as such Senior Debt may be modified pursuant to any such reorganization or readjustment);

(4) do not require the cash payment of principal, interest or other cash amounts until such time as all Senior Debt then outstanding (as such Senior Debt may be modified pursuant to any such reorganization or readjustment) has been paid in full;

(5) shall not be entitled to the benefits of covenants or defaults more beneficial to the holders of such debt securities than those in effect with respect to the Subordinated Debt on the date hereof (or the Senior Debt, after giving effect to such reorganization or readjustment); and

(ii) shares of common stock of the Company or any successor corporation provided for by a plan of reorganization or readjustment in any such case, proceeding or similar event referred by in this Section 3;

provided that, in each case with respect to clauses (i) and (ii) above, (x) if a new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Debt that will be outstanding after giving effect thereto and (y) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by any such reorganization or readjustment, including, without limitation, such rights being impaired within the meaning of Section 1124 of the Bankruptcy Code, or any impairment on the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under the Bankruptcy Code.

(f) In the event of the acceleration of the Subordinated Debt because of an Event of Default (as defined in the Indenture), no payment or distribution shall be made to the Subordinated Creditor or any Holders (including without limitation, in respect of principal, Accreted Value, Redemption Price, Repurchase Price, premium, Liquidated Damages, Share Delivery Damages, Extension Feess, fees or other payments) with respect to the Subordinated Debt by the Company, except payments and distributions made by the Subordinated Creditor as permitted by Section 9, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of the Indenture. If payment of the Subordinated Debt is accelerated because of an Event of Default (as defined in the Indenture), the Company shall promptly notify holders of Senior Debt of such acceleration.

(g) Notwithstanding the foregoing provisions, in the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) that is prohibited by the provisions of this Agreement, has been received by the Subordinated Creditor or any of the Holders before all Senior Debt is paid in full, in cash or by other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, then such payment or distribution shall be held in trust for the benefit of and shall be immediately paid over or delivered to the holders of Senior Debt in the same form of payment received by the Subordinated Creditor with appropriate endorsements, for application to the Senior Debt and as their respective interests may appear, as calculated by the Company.

The Company hereby acknowledges that the provisions of this Section 3 require the Subordinated Creditor to pay over to the Senior Creditor any payments received by the Subordinated Creditor in contravention of this Agreement, and hereby irrevocably authorizes such payment to the Senior Creditor, notwithstanding any instructions to the contrary that it may deliver to the Subordinated Creditor after the date hereof.

Nothing in this Agreement shall apply to (i) claims of, or payments to, the Subordinated Creditor under or pursuant to those provisions of the Indenture relating to the compensation and indemnification of the Subordinated Creditor in its capacity as trustee thereunder and (ii) the conversion of the Subordinated Debt into shares of Common Stock as provided for by the Indenture.

Notwithstanding the foregoing, nothing in this Section 3 or any other provision of this Agreement shall prohibit the repayment of the Subordinated Debt by the Company and the receipt of payment thereof by the Subordinated Creditor and the Holders in the event that the Senior Creditor has received a Company Notice (as defined in Section 16.2(a) of the Indenture) with respect to a Repurchase Event (as defined in the Indenture) and a Fundamental Change (as such term is defined in the Senior Note) has occurred under the Senior Note and the Senior Creditor does not exercise its right to require the Company to purchase the Senior Note in accordance with its terms within fifteen (15) Business Days (as defined in the Senior Note) following notice from the Subordinated Creditor that it has received at least one Repurchase Notice (as defined in Section 16.2(b) of the Indenture) in connection with the applicable Repurchase Event . The Company hereby agrees to provide the Senior Creditor with a copy of any and all Company Notices with respect to a Repurchase Event concurrently with delivery of such Company Notices to the Holders and the Subordinated Creditor hereby agrees to provide the Senior Creditor with a copy of any and all Repurchase Notices in connection with any and all Repurchase Events.

(h) The provisions of Section 3(b) shall not be applicable in any case in which the provisions of Section 3(a), 3(d) or 3(f) hereof are applicable.

4. ENFORCEMENT OF PAYMENT OF SUBORDINATED DEBT.

(a) During any Standstill Period, the Subordinated Creditor and the Holders shall not:

(i) accelerate the scheduled maturity of the Subordinated Debt;

(ii) assert, collect or enforce the Subordinated Debt or any part thereof;

(iii) take any action to foreclose or realize upon the Subordinated Debt or any part thereof;

(iv) enforce any right of repayment, reimbursement, restitution, contribution or indemnity whatsoever or any other payment obligation under any of the Subordinated Note Documents;

(v) initiate (or join in) any judicial action with respect to the Subordinated Debt, including initiating (or joining in) a filing of a petition for relief under the Bankruptcy Code,

provided that, (a) the Subordinated Creditor or the Holders may file any notice solely to the extent that it is required to toll the running of any applicable statute of limitations (which filings would not be made earlier than thirty (30) days prior to the expiration of such statute of limitations) and (b) the prohibition in clause (ii) above shall not apply with respect to, and to the extent, the Subordinated

Creditor or any Holder takes any step to assert, collect or enforce amounts of Restricted Indenture Payments, which collectively with Restricted Indenture Payments already paid, in the aggregate do not exceed $1,000,000 during the term of this Agreement.

(b) As used in this Section 4 the term “Standstill Period” means the period beginning on the occurrence of a Subordinated Debt Event of Default and ending on the earliest to occur of (i) the date on which such Subordinated Debt Event of Default shall no longer be continuing or shall have been otherwise cured or waived in writing, (ii) the date that is 180 days following the date that the Subordinated Creditor (or any holder of the Subordinated Debt) shall have delivered a Warning Notice to the Senior Creditor, (iii) the acceleration of any Senior Debt, or (iv) the date that all of the Senior Debt shall have been paid in full and the Senior Note Documents are terminated.

(c) The Subordinated Creditor shall provide a copy to the Senior Creditor of any notice of any Subordinated Note Event of Default delivered by the Subordinated Creditor (or any holder of the Subordinated Debt) to the Company pursuant to the Subordinated Note Documents. The Subordinated Creditor agrees to notify the Senior Creditor of any Subordinated Note Event of Default that shall have occurred and be continuing. The Senior Creditor shall provide a copy to the Subordinated Creditor of any notice of any Event of Default (as defined in the Senior Note) delivered by the Senior Creditor to the Company pursuant to the Senior Note.

5. ANNULMENT OF ACCELERATION.

In the event of a declaration of acceleration of the Subordinated Debt because an Event of Default under the Indenture solely on the basis that the Senior Debt has been accelerated or has begun to enforce is remedies in respect of a default under the Senior Debt (which declaration of acceleration is effective as provided in this Agreement), such declaration of acceleration shall be automatically annulled if the Senior Creditor have rescinded their declaration of acceleration in respect of the Senior Debt, as the case may be, within fifteen (15) days of such declaration, have provided prompt notice of such rescission to the Subordinated Creditor, and no other Event of Default under the Indenture has occurred during such period of fifteen (15) days which has not been cured.

In the event of such an annulment, any Event of Default under the Indenture resulting from the Company’s failure to pay any amounts accelerated under the Indenture shall be deemed waived, and any acceleration of the Subordinated Debt predicated solely on such Event of Default under the Indenture shall be automatically rescinded if, within one (1) Business Day after the restriction on payment of the Subordinated Debt has expired or been terminated, the Company has made payment in full of all past due amounts (excluding amounts due solely as a result of acceleration) and no other Event of Default under the Indenture is then continuing. Notwithstanding anything to the contrary in this Section 5, the holders of Subordinated Debt shall not be required to rescind any acceleration of the Subordinated Debt in the event that such rescission would prejudice the their rights in any enforcement action which had commenced prior to such rescission.

6. SECURITY.

The Subordinated Creditor agrees that, prior to the payment in full of all Senior Debt, the Subordinated Debt shall not be secured by any lien or security interest in any assets or equity or debt securities of the Company.

7. SUBROGATION OF SUBORDINATED DEBT.

After the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt (and all commitments with respect to such Senior Debt have terminated or expired), the rights of the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Agreement to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, premium, if any, or interest on the Subordinated Debt shall be paid in full in cash or other payment satisfactory to the holders of Senior Debt; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Subordinated Creditor would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement, to or for the benefit of the holders of Senior Debt by Holders or Subordinated Creditor, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Agreement, which would otherwise have been paid to the holders of Senior Debt, shall be deemed to be a payment by the Company to or for the account of the Subordinated Debt. It is understood that the provisions of this Agreement are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

Nothing contained in this Agreement or elsewhere in the Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal, Accreted Value (and premium, if any), on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Subordinated Creditor or the Holders from exercising all remedies otherwise permitted by applicable law during the continuance of an Event of Default (as defined in the Indenture) under the Indenture, subject to the rights, if any, under this Agreement of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Agreement, the Subordinated Creditor, subject to certain limitations set forth in the Indenture in respect of the

Subordinated Creditor’s responsibilities as trustee thereunder, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Subordinated Creditor or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Agreement.

8. AUTHORIZATION TO EFFECT SUBORDINATION.

The Subordinated Creditor on behalf of each Holder hereby authorizes and directs the Subordinated Creditor on each Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Agreement and as may be requested in writing and as prepared by the holders of Senior Debt at their sole expense, and the Subordinated Creditor on behalf of each Holder appoints the Subordinated Creditor to act as such Holder’s attorney-in-fact for any and all such purposes. If the Subordinated Creditor does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 3 hereof at least 30 days before the expiration of the time to file such claim, the Senior Creditor is hereby authorized to file an appropriate claim for and on behalf of the Holders and each Holder hereby appoints the Senior Creditor to act as its attorney-in-fact for any and all such purposes.

9. NOTICE TO THE SUBORDINATED CREDITOR.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Subordinated Creditor and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Subordinated Creditor or any Paying Agent in respect of the Securities pursuant to the provisions of this Agreement. Notwithstanding the provisions of this Agreement or any other provision of the Indenture, the Subordinated Creditor shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Subordinated Creditor in respect of the Securities pursuant to the provisions of this Agreement, unless and until a Responsible Officer of the Subordinated Creditor shall have received written notice thereof at the office of the Subordinated Creditor specified in Section 15 below from the Company (in the form of an Officers’ Certificate) or from the Senior Creditor; and before the receipt of any such written notice, the Subordinated Creditor shall be entitled in all respects to assume that no such facts exist; provided that with respect to any such monies that may become payable for any purpose pursuant to Section 3(b) (but in no other case) unless the Subordinated Creditor shall have received on a date not less than one Business Day immediately prior to the date upon which by the terms hereof such monies shall become payable, the notice provided for in this Section 9, then, anything in Section 3(b) hereof to the contrary notwithstanding, the Subordinated Creditor shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date; provided further, that if the Subordinated Creditor shall receive any such notice on the date upon which by the terms hereof such monies shall become payable, the Subordinated Creditor may, in its reasonable discretion, waive the time for notice provided in the foregoing proviso. Nothing shall prevent any payment by the Subordinated Creditor to the holders of monies deposited with it pursuant to Article 9 of the Indenture respecting satisfaction and discharge of the Securities and the Indenture, and any such payment shall not be subject to the provisions of Agreement; provided that, at the time of any such deposit, such deposit and payment were permitted under this Agreement without giving effect to the first clause of this sentence.

The Subordinated Creditor shall be entitled to conclusively rely on the delivery to it of a written notice by the Senior Creditor or a Person representing himself to be a holder of Senior Debt to establish that such notice has been given by the Senior Creditor or a holder of Senior Debt. In the event that the Subordinated Creditor determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Agreement, the Subordinated Creditor may request such Person to furnish evidence to the reasonable satisfaction of the Subordinated Creditor as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Agreement, and if such evidence is not furnished, the Subordinated Creditor may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

10. TRUSTEE’S RELATION TO SENIOR DEBT.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Agreement in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing herein or in the Indenture shall deprive the Subordinated Creditor of any of its rights as such holder.

With respect to the holders of Senior Debt, the Subordinated Creditor undertakes to perform or to observe only such covenants and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Subordinated Creditor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Subordinated Creditor shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Agreement or otherwise.

11. NO IMPAIRMENT OF SUBORDINATION.

No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

12. CERTAIN CONVERSIONS DEEMED PAYMENT.

For the purposes of this Agreement only, (a) the issuance and delivery shares of common stock of the Company upon conversion of the Securities or as payment of any or all of any Premium Make-Whole Amount pursuant to the Indenture, shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any), or interest on the Subordinated Debt or on account of the purchase or other acquisition of the Subordinated Debt, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares), securities (other than shares of common stock of the Company issued upon conversion of the Securities or as payment of any or all of any Premium Make-Whole Amount pursuant to the Indenture) or other property upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security, the payment, issuance and delivery of such cash being made subject to the subordination provisions of this Agreement.

13. ARTICLE APPLICABLE TO PAYING AGENTS.

If at any time any Paying Agent other than the Subordinated Creditor shall have been appointed by the Company and be then acting hereunder, the terms “Trustee” and “Subordinated Creditor” as used in this Agreement shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Agreement in addition to or in place of the Subordinated Creditor; provided, however, that the first paragraph of Section 9 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

14. SENIOR CREDITOR ENTITLED TO RELY.

The Senior Creditor shall have the right to rely upon this Agreement, and no amendment or modification of the provisions of this Agreement that adversely affect the rights and interests of the Senior Creditor shall be effective as to the Senior Creditor unless the Senior Creditor shall have agreed in writing thereto. The Subordinated Creditor on behalf of each Holder acknowledges and agrees that the provisions of Agreement are, and are intended to be, an inducement and consideration to the Senior Creditor (whether such Senior Debt was acquired or created before or after the issuance of the Securities, but subject to the provisions of the definition of Senior Debt) to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on the provisions of this Agreement in acquiring and continuing to hold such Senior Debt.

15. REINSTATEMENT.

To the extent the payment of or distribution in respect of any Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law (such payment being hereinafter referred to as a “Voided Payment”):

(a) then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made, and

(b) the provisions of this Agreement shall be reinstated and continue in full force and effect until the full amount of such Voided Payment (together with interest thereon) is paid in full in cash or cash equivalents acceptable to the respective holders of such Senior Debt.

It is further agreed that any diminution (whether pursuant to any court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of Company’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents acceptable to the holders of Senior Debt, shall have no effect on (and shall not reduce) the amount of Senior Debt deemed to be outstanding hereunder, and the amount of all Senior Debt for purposes of this Agreement shall be calculated as if no such diminution had occurred.

16. ACTIONS BY HOLDERS OF SENIOR DEBT.

Unless expressly prohibited under Section 20(b) hereof, the Senior Creditor may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor or the Holders, without incurring responsibility the Subordinated Creditor or to the Holders and without impairing or releasing the subordination provided herein or the obligations of the Subordinated Creditor and the Holders hereunder to the holders of the Senior Debt, do any one or more of the following:

(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding or secured;

(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(c) release any Person liable in any manner for the collection of Senior Debt;

(d) exercise or refrain from exercising any rights against the Company or any other Person; and

(e) take any other action in the reasonable business judgment of the holders of Senior Debt.

17. REFINANCING OF SENIOR DEBT. In the event that any Person (a “Refinancing Senior Creditors”) at any time hereafter extends credit to the Company and the proceeds of such extension of credit are applied to the payment and performance in full of all of the Senior Debt, then all indebtedness and liabilities of the Company to the Refinancing Senior Creditors (the “Refinanced Debt”) shall be entitled to the benefits of this Agreement to the same extent as the Senior Debt and the Senior Creditor, provided that such Refinancing shall not (i) impose a final maturity date of the Refinanced Debt or any other scheduled date for the payment of principal or premium payable in respect of the Refinanced Debt which is later than the earliest Repurchase Date, (ii) increase the maximum principal amount of the Refinanced Debt in excess of the Maximum Senior Debt Amount, (iii) provide for a cash interest rate or any other payment with respect to the Refinanced Debt that is scheduled to be due after the first Repurchase Date, (iv) include any redemption or call premium in excess of 2% plus the redemption or call premiums then provided under the Senior Debt, (v) alter the subordination provisions with respect to the Subordinated Debt, or (vi) directly prohibit or restrict the payment of principal of, premium on, or other amounts payable with respect to, the Subordinated Debt, or materially adversely effect the Subordinated Creditor’s or the Noteholders’ remedies under the Subordinated Debt Documents in each case in a manner that is more restrictive than the prohibitions and restrictions contained in this Agreement and the Senior Note Documents at the time of such refinancing. The Subordinated Creditor and the Company shall promptly execute and deliver any agreement which the Refinancing Senior Creditors shall reasonably request with respect thereto confirming the terms and conditions of this Agreement in favor of the Refinancing Senior Creditors. Any reference contained in this Agreement to the “Senior Creditor” shall be deemed to include any holder of Senior Debt at any time, including, without limitation, any Refinancing Senior Creditor.

18. LEGEND.

Any promissory note issued by the Company to the Holders or the Subordinated Creditor evidencing the Securities shall contain the following legend:

THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF JANUARY , 2007, BETWEEN PFIZER INC., AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE PURSUANT TO THE INDENTURE BETWEEN THE COMPANY AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, WHICH AMONG OTHER THINGS, SUBORDINATES THE COMPANY’S OBLIGATIONS HEREUNDER TO THE COMPANY’S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT, AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AGREEMENT.

19. TERMINATION OF SUBORDINATION.

This Agreement shall continue in full force and effect, and the obligations and agreements of the Holders, the Subordinated Creditor and the Company hereunder shall continue to be fully operative, until all of the Senior Debt shall have been irrevocably paid and satisfied in full and such full payment and satisfaction shall be final and not avoidable (subject to any reinstatement as provided in Section 15).

20. AMENDMENTS TO SUBORDINATED NOTE DOCUMENTS.

(a) No provision of the Subordinated Note Documents shall, without the prior written consent of the Senior Creditor, be amended, supplemented or otherwise modified if the effect of such amendment, supplement or other modification would be to (i) advance the final maturity date of the Subordinated Debt or any other scheduled date for the payment of principal or premium payable in respect of the Subordinated Debt prior to the first Repurchase Date, (ii) advance any Repurchase Date (ii) increase the maximum principal amount of the Subordinated Debt ,(iii) provide for a cash interest rate or any other payment with respect to the Subordinated Debt that is scheduled to be due prior to the first Repurchase Date or increase the amount of the Extension Fees, the Liquidated Damages or the Share Delivery Damages, (iii) change any redemption or call premium in respect of the Subordinated Debt in excess of 2% per annum, (iv) alter the subordination provisions with respect to the Subordinated Debt, (v) take any Liens in any assets of the Company or any other assets securing the Senior Debt, or (vi) obtain any guaranties or credit support from any Person other than the Company or (vii) impose on the Company any representations, warranties, financial covenants, events of default or remedies that are materially more restrictive or burdensome to the Company than the terms and provisions of the Subordinated Note Documents as in effect on the date of this Agreement, or alter any definitions to effect any of the foregoing; provided that nothing contained in this Section 20 or elsewhere in this Agreement shall be construed to require the consent of the Senior Creditor to any waiver by the Holders or the Subordinated Creditor of any default or the Subordinated Debt Event of Default under the Subordinated Note Documents or other term, provision or condition contained in any of the Subordinated Note Documents or of any of the rights and remedies of the holders or the Subordinated Creditor thereunder.

(b) No provision of the Senior Note Documents shall, without the prior written consent of the Subordinated Creditor, be amended, supplemented or otherwise modified if the effect of such amendment, supplement or other modification would be to (i) extend the final maturity date of the Senior Debt or any other scheduled date for the payment of principal or premium payable in respect of the Senior Debt to a date after the first Repurchase Date, (ii) increase the maximum principal amount of the Senior Debt such that the maximum principal amount exceeds an amount equal to 115% of the Maximum Senior Debt Amount, (iii) provide for a cash interest rate or any other payment with respect to the Senior Debt that is scheduled to be due after the first Repurchase Date, (iv) change any redemption or call premium in respect of the Senior Debt in excess of 2% per annum, (v) alter the subordination provisions with respect to the Senior Debt, or (vi) directly prohibit or restrict the payment of principal of, premium on, or other amounts payable with respect to, the Subordinated Debt, or materially adversely effect the Noteholders’ remedies under the Subordinated Debt Documents in each case in a manner that is more restrictive than the prohibitions and restrictions contained in this Agreement and the Senior Note Documents as in effect as of the date hereof; provided that nothing contained in this Section 20 or elsewhere in this Agreement shall be construed to require the consent of the Subordinated Creditor to any waiver by the Senior Creditor of any default or Senior Debt Event of Default under the Senior Note Documents or other term, provision or condition contained in any of the Senior Note Documents or of any of the rights and remedies of the holders or the Senior Creditor thereunder.

21. NOTICES.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Senior Creditor, to:

Pfizer Inc.
235 East 42nd Street
New York, New York 10017

Attention: President, Pfizer Human Health
Fax: (212) 808-8652

with copy at the same address to:

Attention: Vice Chairman, Executive Vice President and General Counsel
Fax: (212) 808-8924

If to the Company, to:

Monogram Biosciences Inc.
345 Oyster Point Boulevard
South San Francisco, California 94080
Attention: Chief Financial Officer
Fax: (650) 635-1111

with copy at the same address to:

Attention: General Counsel

Fax: (650) 635-1111

If to the Trustee, to:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Richard Prokosh, Corporate Trust Services (Monogram Biosciences, Inc. 0% Convertible Senior Subordinated Notes due 2011)
Tel: (651) 495-3918
Fax: (651) 495-8097

Such notices or communications shall be effective when received.

The Company, the Senior Creditor or the Subordinated Creditor by notice to the others may designate additional or different addresses for subsequent notices or communications.

22. GOVERNING LAW; JURY WAIVER.

(a) This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of New York.

(b) THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

23. SUBMISSION TO JURISDICTION.

Each party hereto irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

24. MISCELLANEOUS.

(a) This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Senior Creditor shall not at any time assign any of its rights and obligations under the Senior Debt Documents to any Person other than any of its Affiliates (as defined in the Senior Note) or a Refinancing Senior Creditor.

(b) In case any provision hereof shall be determined to be unenforceable, the remaining provisions hereof shall remain valid and enforceable.

(c) This Agreement constitutes the final and complete agreement of the parties thereto and shall not be amended or modified except in writing signed by the Senior Creditor and the Subordinated Creditor, provided that the obligations of the Company hereunder may not be modified without the consent of the Company.

(d) No failure or delay on the part of any party hereto in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

(e) This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SENIOR CREDITOR

PFIZER INC.

By:
Title:

SUBORDINATED CREDITOR

U.S. BANK NATIONAL ASSOCIATION

By:
Title:

COMPANY ACKNOWLEDGMENT AND AGREEMENT

The Company hereby accepts and acknowledges receipt of a copy of the foregoing Agreement, and agrees that (a) it will not make any payment on account of the Subordinated Debt except as the foregoing Agreement provides; (b) it will be bound by all provisions of the foregoing Agreement; and (c) it will have no rights, remedies or priorities either directly or as a third party beneficiary by virtue of the foregoing Agreement except as expressly set forth herein.

The Company agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that no party shall have any liability to the Company for acting in accordance with the provisions of the foregoing Agreement and, except as otherwise provided therein, the Senior Note Documents and the Indenture.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Agreement to be duly executed under seal as of the day and year first above written.

MONOGRAM BIOSCIENCES, INC.,
a Delaware corporation

By:
Printed Name:
Title: